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                                                                   EXHIBIT 1.(C)


                         [A.J. ROBBINS, INC. LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated May 24, 1995 (Except for Note 20 as to which the date is December 16, 1995) on the financial statements of Vista Technologies, Inc. and Subsidiaries included in or made part of this form 8-K.




                                           /s/ A.J. ROBBINS, PC
                                           ----------------------------
                                               A.J. ROBBINS, PC



Denver, Colorado
May 21, 1996